Exhibit 99.1

Media Contact:	Investor Contact:
Britta Meyer	Staci Mortenson
Chief Marketing Officer	ICR
650.577.5208	203.682.8273
Britta.Meyer@wageworks.com	Staci.Mortenson@icrinc.com

WageWorks Acquires ADP’s Consumer Health Spending Account and Consolidated Omnibus Reconciliation Act Businesses to Further Its Leadership Position

in Consumer-Directed Benefits

SAN MATEO, CA., November 1, 2016 — WageWorks, Inc. (NYSE: WAGE), a leader in administering Consumer-Directed Benefits (CDBs), today announced it has signed definitive agreements to acquire Automatic Data Processing Inc.’s (NASDAQ: ADP) Consumer Health Spending Account (CHSA) and Consolidated Omnibus Reconciliation Act (COBRA) businesses. This transaction is expected to close by the end of November, 2016 and further strengthens WageWorks’ leadership position in the Consumer-Directed Benefits market.

ADP’s CHSA and COBRA businesses provide a range of services including HSA, HRA, FSA, commuter benefits, COBRA, and direct bill administration to approximately 10,000 employer clients in the United States.

The businesses will continue to service clients and their employees out of their current Alpharetta, Georgia and Louisville, Kentucky locations in the U.S. and Pune and Hyderabad locations in India, supported by additional capabilities, products and technologies provided by WageWorks.

WageWorks and ADP have also formed a partnership in which WageWorks’ full suite of products and services will be offered by ADP sales representatives to their extensive client base and future customers.

“We are very pleased to welcome ADP’s CHSA and COBRA businesses’ customers and employees to WageWorks. We believe this transaction fits in very well with our stated acquisition strategy of complementing our strong organic growth through acquisitions and relationships that expand our employer and employee participant base. We have an outstanding track record of successfully integrating acquired companies, and see this transaction as another strategic step in strengthening and growing our business,” said Joe Jackson, CEO of WageWorks. “In addition, we are thrilled to have established an ongoing partnership with ADP. They have several thousand sales people who will now be able to offer our best-in-class services to their clients, and we look to benefit from their leading position in cloud-based human capital management.”

The transaction will be financed through both cash on the balance sheet, as well as the drawdown from the company’s existing line of credit.

WageWorks will host a conference call today, November 1, 2016, at 5:30 pm. ET to further discuss this acquisition and the expected financial impact.

The live webcast of the conference call can be accessed under “Investor Relations” section of the Company’s website at www.wageworks.com. Those wishing to participate in the live call should dial (844) 778-4142 (toll-free) or (661) 378-9625, and enter pass code 12524387. Following the call, an archived webcast will be available in the “Investor Relations” section of the Company’s website at www.wageworks.com. A replay will be available at (855) 859-2056 (toll-free) or (404) 537-3406 using the pass code 12524387.

Forward-Looking Statements

The statements made in this press release, and any other statements (whether written or oral) that are made by us or on our behalf (including, for the avoidance of doubt, in connection with any conference call or any other communications contemplated hereby) that relate to the subject matter addressed herein, and that do not exclusively concern historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, which forward-looking statements (whether written or oral) include, but are not limited to, forward-looking statements (whether written or oral) relating to the Company, the transaction, and the expected effects of transaction on the future condition, results of operation or general prospects of the Company. Without limiting the foregoing, these forward looking statements (whether written or oral) may be identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “contemplate,” “assume,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “plan,” “intend,” “forecast,” “may,” “will,” “could,” “would,” “should,” and other words or expressions of similar meaning or import (including the negative of any such words or expressions). Prior to making any investment decision with respect to the Company, you must read and consider carefully these (and any other) forward-looking statements (whether written or oral) relating to the Company, the transaction, and the expected effects of transaction on the future condition, results of operation or general prospects of the Company. We caution that our actual results may be materially different from our expected results due to various risk factors and uncertainties, including, but not limited to: (i) the continued availability of tax-advantaged consumer-directed benefits to employers and employees; (ii) our ability to execute our current and future strategic plans and initiatives, including our new partnership with ADP; (iii) our ability to retain current customers, and acquire and retain future customers, including in connection with our new partnership with ADP; (iv) our ability to retain current employees, and acquire and retain future employees, in each case, as necessary for the operation of the Company’s business, including our new partnership with ADP; (v) a denial or delay with respect to any required regulatory approvals (including, but not limited to, the expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976); (vi) the effect of any legal proceeding that may be instituted against us or others in respect of or relating to the transaction; (vii) the risk that the announcement or pendency of the transaction could damage our relationships with our existing employees, customers, suppliers or other commercial counterparties, or otherwise adversely affect our future condition, results of operation or general prospects; and (viii) such other risk factors and uncertainties as are identified in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2015, and the Company’s quarterly report on form 10-Q for the fiscal quarter ended June 30, 2016. Given the foregoing risks factors and uncertainties, it is critically important that, prior to making any investment decision with respect to the Company, you read and carefully consider these (and any other) forward looking statements (whether written or oral) relating to the

Company, the transaction, the expected effects of transaction on the future condition, results of operation or general prospects of the Company. We caution that all forward-looking statements contained or incorporated by reference herein (whether written or oral), represent our management’s beliefs and assumptions only as of the date first made, and we expressly disclaim any obligation to update any information contained in these forward-looking statements (whether written or oral), irrespective of any new information or facts, future events or circumstances, or developments in respect of the foregoing. You must read and consider carefully our filings with the SEC, with the understanding that our actual results may be materially different from the results we expect.

About WageWorks

WageWorks (NYSE: WAGE) is a leader in administering Consumer-Directed Benefits (CDBs). WageWorks is solely dedicated to administering CDBs, including pre-tax spending accounts, such as Health Savings Accounts (HSAs), health and dependent care Flexible Spending Accounts (FSAs), Health Reimbursement Arrangements (HRAs), as well as Commuter Benefit Services, including transit and parking programs, wellness programs, COBRA, and other employee benefits. WageWorks makes it easier to understand and take advantage of Consumer-Directed Benefits for approximately 58,000 employers and approximately 4.5 million people. WageWorks is headquartered in San Mateo, California, with offices in major locations throughout the United States. For more information, visit www.wageworks.com.

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